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EXHIBIT 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

        We have issued our report, dated February 24, 2003 (except for Note J.3 as to which the date is March 6, 2003), accompanying the consolidated financial statements of Bradley Pharmaceuticals, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2002 which is incorporated by reference in this Amendment No. 1 to Registration Statement. We consent to the incorporation by reference in the Amendment No. 1 to Registration Statement of the aforementioned report and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP
New York, New York October 3, 2003

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  EXHIBIT 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS